SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8–A/A
AMENDMENT NO. 6
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

PRENTISS PROPERTIES TRUST (Exact name of registrant as specified in its charter)

Maryland	75-2661588

(State of incorporation or organization)	(IRS employer identification no.)

3890 West Northwest Highway Suite 400 Dallas, Texas	75220

(Address of principal executive offices)	(Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: None
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Preferred Share Purchase Rights	New York Stock Exchange
Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     Item 1 to the Registration Statement on Form 8-A as filed with the Securities and Exchange Commission on February 17, 1998, as amended by the Form 8-A/A filed with the Securities and Exchange Commission on March 10, 1998, as amended by the Form 8-A/A filed with the Securities and Exchange Commission on February 6, 2002, as amended by the Form 8-A/A filed with the Securities and Exchange Commission on June 27, 2002, as amended by the Form 8-A/A filed with the Securities and Exchange Commission on January 26, 2004, as amended by the Form 8-A/A filed with the Securities and Exchange Commission on January 16, 2005, by the undersigned registrant is hereby amended by adding to the last paragraph of such Item the following:
     On October 3, 2005, Prentiss Properties Trust (“Prentiss”) and our operating partnership, Prentiss Properties Acquisition Partners, L.P. (“Prentiss OP”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Brandywine Realty Trust (“Brandywine”) and Brandywine Operating Partnership, L.P. (“Brandywine OP”). The Merger Agreement provides for the merger of Prentiss with a subsidiary of Brandywine, and, immediately following the merger, a merger of Prentiss OP with a subsidiary of Brandywine OP.
     In connection with the mergers, Prentiss and Equiserve Trust Company, N.A. (f/k/a First Chicago Trust Company of New York), as Rights Agent have entered into an Amendment to the Amended and Restated Rights Agreement (the “Amended and Restated Rights Agreement”), effective as of January 22, 2002, as amended by the First Amendment to the Amended and Restated Rights Agreement (“First Amendment”), effective as of June 26, 2002, the Second Amendment to the Amended and Restated Rights Agreement (“Second Amendment”), effective as of October 21, 2003, and the Third Amendment to the Amended and Restated Rights Agreement (“Third Amendment”), effective as of February 14, 2005. The Fourth Amendment is attached as Exhibit 5 hereto.
     The Amended and Restated Rights Agreement (which includes as Exhibit A the Form of Rights Certificate) and the First, Second, Third and Fourth Amendments thereto and the Articles Supplementary designating the Series B Preferred Shares (as defined herein) are exhibits to this Form 8-A/A and are incorporated herein by reference. The description in this Form 8-A/A of the Rights and the Series B Preferred Shares is qualified in its entirety by reference to the Amended and Restated Rights Agreement as amended by the First, Second, Third, and Fourth Amendments and its exhibits and the Articles Supplementary.

Item 2. Exhibits.
     The following exhibits are filed as a part hereof:

Exhibit	Description
1.	Amended and Restated Rights Agreement, dated as of January 22, 2002, between the Company and Equiserve Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A, filed on February 6, 2002, File No. 001-14516).

2.	First Amendment to the Amended and Restated Rights Agreement, dated as of June 26, 2002 (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A/A, filed on June 27, 2002, File No. 001-14516).

3.	Second Amendment to the Amended and Restated Rights Agreement, dated as of October 21, 2003 (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A/A, filed on January 26, 2004, File No. 001-14516).

4.	Third Amendment to the Amended and Restated Rights Agreement, dated as of February 14, 2005 (incorporated by reference to Exhibit 4 to Amendment No. 5 to the Company’s Registration Statement on Form 8-A/A, filed on January 16, 2005, File No. 001-14516).

5.	Fourth Amendment to the Amended and Restated Rights Agreement, dated as of October 3, 2005 (incorporated by reference to Exhibit 4.1 to Prentiss’ Form 8-K, File No. 001-14516, filed on October 4, 2005).

6.	Form of Rights Certificate (included as Exhibit A to the Amended and Restated Rights Agreement which was incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A, filed on February 6, 2002, File No. 001-14516).

7.	Articles Supplementary, dated February 17, 1998, Classifying and Designating a Series of Preferred Shares of Beneficial Interest as Junior Participating Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest, Series B, and Fixing Distribution and Other Preferences and Rights of Such Shares (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A, filed on February 17, 1998, File No. 000-23813).

SIGNATURE
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this amendment No. 6 to the registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

PRENTISS PROPERTIES TRUST
	By:	/s/ Gregory S. Imhoff

Gregory S. Imhoff Senior Vice President, General Counsel and Secretary
Dated: October 6, 2005

EXHIBIT INDEX

Exhibit No.	Description
1.	Amended and Restated Rights Agreement, dated as of January 22, 2002, between the Company and Equiserve Trust Company, N.A., as Rights Agent (incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A, filed on February 6, 2002, File No. 001-14516).

2.	First Amendment to the Amended and Restated Rights Agreement, dated as of June 26, 2002 (incorporated by reference to Exhibit 2 to the Company’s Registration Statement on Form 8-A/A, filed on June 27, 2002, File No. 001-14516).

3.	Second Amendment to the Amended and Restated Rights Agreement, dated as of October 21, 2003 (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A/A, filed on January 26, 2004).

4.	Third Amendment to the Amended and Restated Rights Agreement, dated as of February 14, 2005 (incorporated by reference to Exhibit 4 to the Company’s Registration Statement on Form 8-A/A, filed on January 16, 2005, File No. 001-14516).

5.	Fourth Amendment to the Amended and Restated Rights Agreement, dated as of October 3, 2005 (incorporated by reference to Exhibit 4 to Amendment No. 5 to the Company’s Registration Statement on Form 8-A/A, filed on January 16, 2005, File No. 001-14516).

6.	Form of Rights Certificate (included as Exhibit A to the Amended and Restated Rights Agreement which was incorporated by reference to Exhibit 1 to the Company’s Registration Statement on Form 8-A/A, filed on February 6, 2002, File No. 001-14516).

7.	Articles Supplementary, dated February 17, 1998, Classifying and Designating a Series of Preferred Shares of Beneficial Interest as Junior Participating Cumulative Convertible Redeemable Preferred Shares of Beneficial Interest, Series B, and Fixing Distribution and Other Preferences and Rights of Such Shares (incorporated by reference to Exhibit 3 to the Company’s Registration Statement on Form 8-A, filed on February 17, 1998, File No. 000-23813).